UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

BLUEGREEN VACATIONS HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Florida	001-09071	59-2022148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North Suite 100
Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 912-8000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	BVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareholders (the “Special Meeting”) of Bluegreen Vacations Holding Corporation (the “Company”) was held on January 11, 2024 to consider and vote upon the following proposals:

1.
Proposal 1. To approve the Agreement and Plan of Merger, dated as of November 5, 2023 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Hilton Grand Vacations Inc. (“HGV”) and Heat Merger Sub, Inc. (“Merger Sub”), an indirect wholly-owned subsidiary of HGV, and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving company of the Merger and becoming an indirect wholly-owned subsidiary of HGV, and each share of Class A Common Stock and Class B Common Stock of the Company outstanding at the effective time of the Merger being converted into the right to receive $75.00 in cash, without interest and less any applicable withholding taxes (the “Merger Agreement Proposal”).

2.
Proposal 2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”).

As of the close of business on December 8, 2023, the record date for the Special Meeting, 13,387,599 shares of the Company’s Class A Common Stock and 3,650,184 shares of the Company’s Class B Common Stock were outstanding and, thus, were eligible to vote at the Special Meeting. The holders of the Company’s Class A Common Stock and Class B Common Stock voted together as a single class on the Merger Agreement Proposal and the Advisory Compensation Proposal, with the holders of the Company’s Class A Common Stock entitled to one vote per share of Class A Common Stock on each proposal and the holders of the Company’s Class B Common Stock entitled to 13 votes per share of Class B Common Stock on each proposal. Accordingly, with respect to the combined vote of the holders of the Company’s Class A Common Stock and Class B Common Stock, a total of 60,839,991 votes was entitled to be cast on each proposal. In addition to the combined vote of the holders of the Company’s Class A Common Stock and Class B Common Stock, the holders of the Company’s Class B Common Stock were entitled to vote as a separate class on the Merger Agreement Proposal. For purposes of such separate class vote, each share of the Company’s Class B Common Stock was entitled to one vote per share.

Holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 90.7 % of the total number of votes entitled to be cast on each proposal at the Special Meeting by the holders of the Company’s Class A Common Stock and Class B Common Stock, voting together as a single class, and holders of approximately 97.1 % of the shares of the Company’s Class B Common Stock outstanding as of the close of business on the record date for the Special Meeting were present virtually or by proxy at the Special Meeting, constituting a quorum to conduct business.

Approval of the Merger Agreement Proposal required the affirmative vote of (i) holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the total number of votes entitled to be cast on the proposal in the aggregate by all holders of the Company’s Class A Common Stock and Class B Common Stock, voting together as a single class, and (ii) holders of a majority of the shares of the Company’s Class B Common Stock outstanding as of the close of business on the record date for the Special Meeting, as a separate class. Approval of the Advisory Compensation Proposal required a greater number of votes cast for the proposal than the number of votes cast against the proposal.

At the Special Meeting, both the Merger Agreement Proposal and the Advisory Compensation Proposal were approved by the requisite vote of the Company’s shareholders. The final voting results for each proposal are set forth below.

Proposal 1: Merger Agreement Proposal. The Merger Agreement Proposal was approved by the following votes:

Combined Vote of the Holders of the Company’s Class A Common Stock and Class B Common Stock

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,190,251	827	2,242	0

Separate Class Vote of the Holders of the Company’s Class B Common Stock

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,544,439	2	0	0

Proposal 2: Advisory Compensation Proposal. The Advisory Compensation Proposal was approved, on a non-binding, advisory basis, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,481,575	2,665,207	46,538	0

While shareholder approval of the Merger Agreement Proposal satisfies one of the conditions to closing the Merger, the completion of the Merger remains subject to certain other conditions set forth in the Merger Agreement (a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2023), including (i) no Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company having occurred since the date of the Merger Agreement and continuing as of the closing, (ii) the absence of any law or order by a governmental authority that is in effect immediately prior to the effective time of the Merger and prohibits or makes illegal the consummation of the Merger, (iii) the accuracy of each party’s representations and warranties in the Merger Agreement (subject to certain materiality qualifiers set forth in the Merger Agreement) and (iv) each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to certain materiality qualifiers set forth in the Merger Agreement).

The parties are continuing to work to complete the Merger as promptly as practicable in accordance with the terms of the Merger Agreement and, as of the date of this report, expect to complete the Merger on January 17, 2024, subject to the satisfaction of customary closing conditions. However, there is no assurance that the Merger will be completed when expected or at all.

Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements are based on current information and current expectations of management. Forward-looking statements are subject to substantial risks and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from the results expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility that the conditions to closing the Merger may not be satisfied, risks related to the ability of each party to consummate the Merger, uncertainties as to the timing of the consummation of the Merger, the risk that the Merger may not otherwise be consummated in accordance with the contemplated terms, or at all, potential litigation relating to the Merger, and the risk that the pendency of the Merger and efforts with respect to the Merger may disrupt or otherwise adversely impact the Company’s business. Reference is also made to the risks and uncertainties detailed in reports filed by the Company with the SEC, including the “Risk Factors” sections thereof, which may be viewed on the SEC’s website at www.sec.gov and on the Company’s website at www.bvhcorp.com. The Company cautions that the foregoing factors are not exclusive. The Company does not assume any obligation to update the forward-looking statements, including to reflect events that occur or circumstances that exist after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluegreen Vacations Holding Corporation

Date:	January 11, 2024	By:	/s/ Raymond S. Lopez
Raymond S. Lopez Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer